Exhibit 99

MALIBU BOATS, INC. ANNOUNCES SECOND QUARTER FISCAL 2014 RESULTS
Second Quarter Net Sales Increased 16.2% to $43.9 million
Second Quarter Adjusted EBITDA Increased 27.9% to $8.7 million

Loudon, TN - March 7, 2014 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the second quarter fiscal 2014 ended December 31, 2013.
Highlights for the Second Quarter Fiscal 2014

•	Net sales increased 16.2% to $43.9 million. Unit volume increased 10.1% to 662 boats and net sales per unit increased 5.5% to $66,372.

•	Gross profit increased 25.8% to $11.7 million and gross margin increased 204 basis points to 26.6%.

•	Operating income increased 39.8% to $5.8 million and operating margin increased 224 basis points to 13.3%.

•	Adjusted EBITDA increased 27.9% to $8.7 million and Adjusted EBITDA margin increased 182 basis points to 19.8%.

•	Adjusted fully distributed net income was $4.4 million, or $0.20 per share on a fully distributed weighted average share count of 22.4 million shares of Class A Common Stock.
Jack Springer, Chief Executive Officer, stated, “On every front, we had a phenomenal fiscal second quarter. Net sales were up over 16%, driven by strong increases in both unit volume and average selling price. Our margins improved across the board and we generated the highest second quarter adjusted EBITDA margin in the company’s history. Our new product introductions, which included the 23 LSV, the Axis A24, the Axis T22 and the addition of Surf Gate as an optional feature on all Axis boats, have been very well received by our dealers and created a lot of excitement in the market. We remain encouraged about the momentum of the business heading into the peak retail selling season, and believe we are well positioned to continue benefiting from our #1 position in the performance sport boat industry and a recovery in the overall segment.”

Exhibit 99

Results of Operations for the Second Quarter Fiscal 2014

	Malibu Boats Holdings, LLC				Proforma Malibu Boats, Inc. [1]
	Three Months Ended December 31,		Six Months Ended December 31,		Three Months Ended December 31,	Six Months Ended December 31,
	2013	2012	2013	2012	2013	2013
	(In thousands, except unit volume)
Net sales	$43,938	$37,818	$87,242	$70,977	$43,938	$87,242
Cost of sales	32,242	28,524	64,525	53,815	32,242	64,525
Gross profit	11,696	9,294	22,717	17,162	11,696	22,717
Operating expenses:
Selling and marketing	1,510	1,194	2,942	2,270	1,510	2,942
General and administrative	3,068	2,640	5,023	7,152	3,047	4,980
Amortization	1,295	1,295	2,589	2,589	1,295	2,589
Operating income	5,823	4,165	12,163	5,151	5,844	12,206
Other income (expense):
Other	6	2	9	5	6	9
Interest expense	(609)	(400)	(1,773)	(750)	—	(2)
Other expense, net	(603)	(398)	(1,764)	(745)	6	7
Net income before provision for income taxes	5,220	3,767	10,399	4,406	5,850	12,213
Provision for income taxes	—	—	—	—	1,126	2,244
Net income	5,220	3,767	10,399	4,406	4,724	9,969
Non-controlling interest	—	—	—	—	2,967	6,193
Net income attributable to members and stockholders	$5,220	$3,767	$10,399	$4,406	$1,757	$3,776

Unit Volumes	662	601	1,323	1,151	662	1,323
Net Sales Price per Unit	$66	$63	$66	$62	$66	$66

1 Refer to the Company's pro forma condensed consolidated statements of income (unaudited) included in this report.
Net sales for the three month period ended December 31, 2013 increased 16.2% to $43.9 million from $37.8 million for the three month period ended December 31, 2012. The increase in net sales was the result of a 10.1% increase in the number of boats sold to 662 from 601 and a 5.5% increase in net sales per unit to$66,372 from $62,925 in the comparable fiscal quarter last year. The increase in units sold was attributable to strong, continued consumer demand for our boats, bolstered by the introduction of our new models and features. The increase in net sales per unit was primarily driven by our retail customers’ continued appetite for optional features, new boat models and increased sales of larger boats, including the Wakesetter 23 LSV and Axis A24, as well as sales of the Company’s Surf Gate system which has just been made available on all boat models in the Axis brand.
Gross profit for the three month period ended December 31, 2013 increased 25.8% to $11.7 million from $9.3 million for the three month period ended December 31, 2012. Gross margin increased 204 basis points to 26.6% from 24.6% in the comparable fiscal quarter last year. The increases in gross profit and gross margin resulted primarily from continued production efficiencies on increased volumes, higher average selling prices due to options, features and new boat models, and continued product cost reductions.
Selling and marketing expense for the three month period ended December 31, 2013 increased $0.3 million, or 26.5%, to $1.5 million from $1.2 million for the three month period ended December 31, 2012. As a percentage of net sales, selling and marketing expenses increased 28 basis points to 3.4% from 3.2% of sales

Exhibit 99

in the comparable fiscal quarter last year. The increase in selling and marketing expense was primarily driven by the increased sale volumes.
General and administrative expenses, excluding amortization expense for the three month period ended December 31, 2013 increased $0.4 million, or 16.2% to $3.1 million from $2.6 million for the three month period ended December 31, 2012. The increase was primarily attributable to increased headcount and additional professional fees associated with the Company’s recapitalization and IPO. Excluding the $0.6 million in strategic and financial restructuring expenses related to the IPO, general and administrative expenses decreased 4.7% to $2.5 million for the three months ended December 31, 2013 compared to the three months ended December 31, 2012. Amortization expense was $1.3 million for the three month period ended December 31, 2013 and December 31, 2012.
Operating income increased 39.8% to $5.8 million in the three month period ended December 31, 2013 from $4.2 million in the three month period ended December 31, 2012. As a percentage of net sales, operating margin increased 230 basis points to 13.3% in the second quarter of fiscal 2014 from 11.0% in the second quarter of fiscal 2013. Included in operating income are $0.6 million in strategic and financial restructuring expenses related to the IPO. Adjusted EBITDA increased 27.9% to $8.7 million in the three month period ended December 31, 2013 from $6.8 million in the three month period ended December 31, 2012.
Recapitalization and Initial Public Offering
On February 5, 2014, Malibu completed its IPO of 8,214,285 shares of Class A Common Stock at a price to the public of $14.00 per share, raising total net proceeds of $107.0 million after underwriting discounts and commissions but before expenses, of which $99.5 million was received by the Company. Of the shares of Class A Common Stock sold to the public, 7,642,996 shares were issued and sold by the Company and 571,289 shares were sold by selling stockholders.
As a result of the Recapitalization and the IPO:

•	Investors in the IPO collectively own 8,214,285 shares of Class A Common Stock;

•
The two selling stockholders in the IPO, who were former holders of units ("LLC Units") in Malibu Boats Holdings, LLC (the "LLC"), continue to collectively own 2,840,545 shares of Class A Common Stock; and

•	Existing owners of the LLC collectively own 11,373,737 LLC Units, representing 50.7% of the economic interest in the LLC.
The Company’s historical consolidated operating results do not reflect the recapitalization, the IPO and contemplated use of net proceeds from the IPO. Therefore, in addition to presenting the historical actual results, the Company presents and discusses pro forma results, which reflect the impact of the Company’s recapitalization and IPO and the contemplated use of net proceeds from the IPO, to provide a more comparable indication of future expectations.
The key pro forma adjustments principally give effect to:

•	the termination of the management agreement between the LLC with Malibu Boats Investor, LLC, an affiliate, including the payment of a non-recurring termination fee of $3.75 million;

•	the recapitalization and IPO and use of proceeds from the IPO, including the purchase by Malibu Boats, Inc. of units of the LLC with the proceeds of the IPO;

•	adjustments that give effect to the tax receivable agreement executed among the Company and the existing owners of the LLC in connection with the recapitalization and IPO;

•
payments due to the existing owners of the LLC as set forth in the tax receivable agreement equal to 85% of the amount of cash savings, if any, in U.S. federal, foreign, state and local income and franchise tax that Malibu actually realizes;

Exhibit 99

•	adjustments to reflect the impact on deferred tax assets related to the difference in the historical tax basis in the LLC as compared to its GAAP carrying value; and

•	The further adjustments set forth in the notes to the pro forma financial statements provided below.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss second quarter fiscal 2014 results today, March 7, 2014, at 8:30 a.m. Eastern Standard Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #5180419. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the company’s website for twelve months.
About Malibu Boats, Inc.
Malibu Boats is a leading designer, manufacturer and marketer of performance sport boats, with the #1 market share position in the United States since 2010. The Company has two brands of performance sport boats, Malibu and Axis Wake Research (Axis). Since inception in 1982, the Company has been a consistent innovator in the powerboat industry, designing products that appeal to an expanding range of recreational boaters and water sports enthusiasts whose passion for boating and water sports is a key aspect of their lifestyle.
Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this press release concerning our ability to benefit from our market position in the performance sport boat industry and a recovery in the overall segment.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, the successful introduction of our new products, and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Use and Definition of Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Fully Distributed Net Income. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Exhibit 99

We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring and non-operating expenses, including severance and relocation, management fees and expenses, certain professional fees and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful because they allow management to evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods, capital structure and non-recurring and non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all LLC Units into shares of Class A common stock, which results in the elimination of noncontrolling interest in the LLC, and (iv) reflecting an adjustment for income tax expense on pro forma fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc, before non-recurring or non-cash items and the effects of noncontrolling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash (stock-based compensation) and non-recurring items (strategic and financial restructuring expenses), and eliminates the variability of noncontrolling interest as a result of member owner exchanges of LLC Units into shares of Class A Common Stock.

A reconciliation of our historical and pro forma net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our pro forma net income attributable to Malibu Boats, Inc. stockholders to pro forma Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures".

Investor Contacts

Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478

ICR
John Rouleau/Rachel Schacter
(203) 682-8200
John.Rouleau@icrinc.com
Rachel.Schacter@icrinc.com

Media Contact

Malibu Boats, Inc.
Mike Quinlan
Director of Marketing
(865) 458-5478

Exhibit 99

MALIBU BOATS, INC.
Pro Forma Condensed Consolidated Statement of Income (Unaudited)
Three Months Ended December 31, 2013

	Malibu Boats Holdings, LLC Historical (1)	Pro Forma Adjustments		Malibu Boats, Inc. (2) Pro Forma
	(In thousands, except per unit and per share data)
Net sales	$43,938	$—		$43,938
Cost of sales	32,242	—		32,242
Gross profit	11,696	—		11,696
Operating expenses:
Selling and marketing	1,510	—		1,510
General and administrative	3,068	(21)	(3)	3,047
Amortization	1,295	—		1,295
Operating income	5,823	21		5,844
Other income (expense):
Other	6	—		6
Interest expense	(609)	609	(4)	—
Other expense	(603)	609		6
Net income before provision for income taxes	5,220	630		5,850
Provision for income taxes	—	1,126	(5)	1,126
Net income	5,220	(496)		4,724
Non-controlling interest	—	2,967	(6)	2,967
Net income attributable to members and stockholders	$5,220	$(3,463)		$1,757
Basic and diluted earnings per unit:
Class A Units	$0.12
Class B Units	$0.12
Class M Units	$0.12
Basic weighted average units used in computing earnings per unit:
Class A Units	36,742
Class B Units	3,885
Class M Units	1,677
Diluted weighted average units used in computing earnings per unit:
Class A Units	36,742
Class B Units	3,885
Class M Units	1,970
Pro forma net income available to Class A Common Stock per share:
Basic				$0.16
Diluted				$0.16
Pro forma basic and diluted weighted average units used in computing net income per share (7):
Basic				10,869,830
Diluted				10,869,830

Exhibit 99

MALIBU BOATS, INC.
Pro Forma Condensed Consolidated Statement of Income (Unaudited)
Six Months Ended December 31, 2013

	Malibu Boats Holdings, LLC Historical (1)	Pro Forma Adjustments		Malibu Boats, Inc. (2) Pro Forma
	(In thousands, except per unit and per share data)
Net sales	$87,242	$—		$87,242
Cost of sales	64,525	—		64,525
Gross profit	22,717	—		22,717
Operating expenses:
Selling and marketing	2,942	—		2,942
General and administrative	5,023	(43)	(3)	4,980
Amortization	2,589	—		2,589
Operating income	12,163	43		12,206
Other income (expense):
Other	9	—		9
Interest expense	(1,773)	1,771	(4)	(2)
Other expense	(1,764)	1,771		7
Net income before provision for income taxes	10,399	1,814		12,213
Provision for income taxes	—	2,244	(5)	2,244
Net income	10,399	(430)		9,969
Non-controlling interest	—	6,193	(6)	6,193
Net income attributable to members and stockholders	$10,399	$(6,623)		$3,776
Basic earnings per unit:
Class A Units	$0.25
Class B Units	$0.25
Class M Units	$0.25
Diluted earnings per unit:
Class A Units	$0.24
Class B Units	$0.24
Class M Units	$0.24
Basic weighted average units used in computing earnings per unit:
Class A Units	36,742
Class B Units	3,885
Class M Units	1,677
Diluted weighted average units used in computing earnings per unit:
Class A Units	36,742
Class B Units	3,885
Class M Units	1,970
Pro forma net income available to Class A Common Stock per share:
Basic				$0.35
Diluted				$0.35
Pro forma basic and diluted weighted average units used in computing net income per share (7):
Basic				10,869,830
Diluted				10,869,830

Exhibit 99

(1)
The Company's business has historically been operated through Malibu Boats Holdings, LLC (the “LLC”), therefore, the historical results of the LLC are presented as a starting point for the pro forma amounts.

(2)	As a newly formed entity, the Company had no results of operations until the completion of the IPO.

(3)
This adjustment represents the removal of the management fees incurred during the the respective periods in connection with the termination of the management agreement after the IPO. This adjustment does not include a non-recurring termination fee of $3.75 million paid at the completion of the IPO.

(4)	This adjustment represents the removal of interest expense incurred during the respective periods associated with the term loans which were paid off with the proceeds from the IPO.

(5)
As the Company will be subject to U.S. federal income taxes, in addition to state taxes, this reflects an adjustment for income tax on the Company’s allocable share of the LLC's income at an effective income tax rate of 39.1% and 37.3% for the three and six months ended December 31, 2013, respectively.

(6)	The Company's only material asset after the completion of the recapitalization and IPO is the ownership of 49.3% of the LLC. Immediately following the IPO, the non-controlling interest was 50.7%.

(7)
The number of shares is based on the 11,054,830 shares of Class A Common Stock outstanding after the IPO, 8,214,285 of which were sold in the IPO and 2,840,545 of which continue to be owned by the selling stockholders in the IPO and excluding 185,000 shares outstanding after the IPO the proceeds from which were used for general corporate purposes.

Exhibit 99

MALIBU BOATS, INC.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
December 31, 2013

	Malibu Boats Holdings, LLC Historical (1)	Pro Forma Adjustments		Malibu Boats, Inc. (2) Pro Forma
	(In thousands, except share data)
Assets:
Current assets:
Cash	4,531	2,590	(3) (4)	7,121
Trade receivables, net	2,683	—		2,683
Inventories, net	15,992	—		15,992
Prepaid expenses	1,250	(823)	(10)	427
Total current assets	24,456	1,767		26,223
Property and equipment, net	8,246	—		8,246
Goodwill	5,718	—		5,718
Other intangible assets, net	14,946	—		14,946
Debt issuance costs, net	915	(915)	(5)	—
Deferred tax asset	—	20,904	(6)	20,904
Other assets	39	—		39
Total assets	54,320	21,756		76,076
Liabilities:
Current liabilities:
Current maturities of long-term debt	4,098	(4,098)	(5)	—
Accounts payable	9,999	—		9,999
Accrued expenses	11,532	—		11,532
Total current liabilities	25,629	(4,098)		21,531
Deferred gain on sale-leaseback	140	—		140
Payable pursuant to tax receivable agreement	—	15,446	(6)	15,446
Long-term debt, less current maturities	59,312	(59,312)	(5)	—
Total liabilities	85,081	(47,964)		37,117
Equity:
Class A Common Stock, par value $0.01 per share; 100,000,000 shares authorized; 11,054,830 shares issued and outstanding on a pro forma basis	—	110	(7)	110
Class B Common Stock, par value $0.01 per share; 25,000,000 shares authorized; 34 shares issued and outstanding on a pro forma basis	—	—	(7)	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding on a pro forma basis	—	—	(7)	—
Class A Units, 37,000 units authorized, 36,742 units issued and outstanding	(35,601)	35,601	(7)	—
Class B Units, 3,885 units authorized, issued and outstanding	(8,273)	8,273	(7)	—
Class M Units, 4,602 units authorized, 1,677 units issued and outstanding	(3,197)	3,197	(7)	—
Additional paid-in capital	—	16,122	(7)	16,122
Accumulated earnings	16,310	(10,570)	(8)	5,740
Total (deficit) equity	(30,761)	52,733		21,972
Non-controlling interest	—	16,987	(9)	16,987
Total members’ and stockholders’ (deficit) equity	(30,761)	69,720		38,959
Total liabilities and equity	54,320	21,756		76,076

Exhibit 99

(1)	The Company's business has historically been operated through the LLC, therefore, the historical results of the LLC are presented as a starting point for the pro forma amounts.

(2)	As a newly formed entity, the Company had no results of operations until the completion of the IPO.

(3)	Reflects the net effect on cash of the receipt of net proceeds of $99.5 million in the IPO.

(4)	The Company paid a non-recurring fee of $3.75 million upon completion of the IPO in connection with the termination of the LLC's management agreement.

(5)
The LLC paid down all of the amounts owed on its credit facilities and term loans with the proceeds from the IPO. In connection with the pay down, debt issuance costs associated with the term loans were written off to interest expense.

(6)
The increase in deferred tax assets of $18.1 million reflects the Company's future tax benefit attributable to the increase in the tax basis of the assets upon purchase of units of the LLC (the "LLC Units") in connection with the IPO and expected election by the LLC under Section 754 of the Internal Revenue Code of 1986, as amended. The payable pursuant to the Company’s tax receivable agreement reflects an adjustment equal to 85% of the estimated realizable tax benefit resulting from the estimated increase in tax basis due to the LLC’s Section 754 election in connection with the sale of LLC Units by the existing owners of the LLC.

(7)
Reflects the net effect of recapitalization and IPO adjustments, including (i) the elimination of existing members’ equity, (ii) the issuance of Class A and Class B Common Stock, (iii) the net proceeds from the purchase of LLC Units from the existing owners, (iv) the net effect of accounting for income taxes and the tax receivable agreement, and (v) the portion of additional paid-in capital including these items attributable to our non-controlling interest in the LLC.

(8)
Reflects the net effect of adjustments in (4) and (5) above for the payment of the management termination fee, write-off of debt issuance costs, and portion of accumulated earnings including these items attributable to the Company's non-controlling interest in the LLC multiplied by the 50.7% ownership not directly attributable to the Company.

(9)	The Company's only material asset after the completion of the recapitalization and IPO is the ownership of 49.3% of the LLC. Immediately following the IPO, the non-controlling interest was 50.7%.

(10)	Reflects the reduction of prepaid expenses directly related to the IPO, with an offset to the proceeds of the IPO in additional paid-in capital.

Exhibit 99

MALIBU BOATS, INC.
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Historical and Pro Forma Net Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of historical and pro forma net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Malibu Boats Holdings, LLC				Pro Forma Malibu Boats, Inc.
	Three Months Ended December 31,		Six Months Ended December 31,		Three Months Ended December 31, 2013	Six Months Ended December 31, 2013
	2013	2012	2013	2012
Net income	$5,220	$3,767	$10,399	$4,406	$4,724	$9,969
Income taxes	—	—	—	—	1,126	2,244
Interest expense	609	400	1,773	750	—	2
Depreciation and amortization	1,682	1,531	3,271	3,147	1,682	3,271
Severance and relocation	—	—	—	192	—	—
Management fees and expenses	21	11	43	2,110	—	—
Professional fees	585	1,061	754	1,629	585	754
Stock based compensation expense	32	32	64	64	32	64
Strategic and financial restructuring expenses	552	—	552	—	552	552
Adjusted EBITDA	$8,701	$6,802	$16,856	$12,298	$8,701	$16,856
Adjusted EBITDA margin	19.8%	18.0%	19.3%	17.3%	19.8%	19.3%

Exhibit 99

Reconciliation of Non-GAAP Pro Forma Adjusted Fully Distributed Net Income (Unaudited):
The following table sets forth a reconciliation of pro forma net income attributable to Malibu Boats, Inc. stockholders to pro forma Adjusted Fully Distributed Net Income for the periods presented (dollars in thousands, except per share data):

	Pro Forma Malibu Boats, Inc.
	Three Months Ended December 31, 2013	Six Months Ended December 31, 2013

Net income attributable to members and stockholders	$1,757	$3,776
Income tax expense	1,126	2,244
Stock based compensation expense	32	64
Professional fees	585	754
Strategic and financial restructuring expenses	552	552
Net income attributable to noncontrolling interest in LLC	2,967	6,193
Fully distributed income before income taxes	7,019	13,583
Income tax expense on fully distributed income before income taxes	2,617	5,065
Adjusted fully distributed net income	$4,402	$8,518

Adjusted Fully Distributed Net Income per share of Class A Common Stock:
Basic	$0.20	$0.38
Diluted	$0.20	$0.38

Weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income:
Basic	22,429	22,429
Diluted	22,429	22,429